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                                                                    Exhibit 15.1

January 30, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: The Goldman Sachs Group, Inc.
    Goldman Sachs Capital I
    Goldman Sachs Capital II
    Goldman Sachs Capital III
    Goldman Sachs Capital IV
    Registration Statement on Form S-3

Commissioners:

We are aware that (i) our report dated October 9, 2003 on our review of the condensed consolidated statement of financial condition of The Goldman Sachs Group, Inc. and Subsidiaries (the "Company") as of August 29, 2003, the related condensed consolidated statements of earnings for the three and nine months ended August 29, 2003 and August 30, 2002, the condensed consolidated statement of changes in shareholders' equity for the nine months ended August 29, 2003, the condensed consolidated statements of cash flows for the nine months ended August 29, 2003 and August 30, 2002, and the condensed consolidated statements of comprehensive income for the three and nine months ended August 29, 2003 and August 30, 2002, included in the Company's Quarterly Report on Form 10-Q for the quarter ended August 29, 2003; (ii) our report dated July 8, 2003 on our review of the condensed consolidated statement of financial condition of the Company as of May 30, 2003, the related condensed consolidated statements of earnings for the three and six months ended May 30, 2003 and May 31, 2002, the condensed consolidated statement of changes in shareholders' equity for the six months ended May 30, 2003, the condensed consolidated statement of cash flows for the six months ended May 30, 2003 and May 31, 2002, and the condensed consolidated statements of comprehensive income for the three and six months ended May 30, 2003 and May 31, 2002 included in the Company's Quarterly Report on Form 10-Q for the quarter ended May 30, 2003 and (iii) our report dated April 9, 2003 on our review of the condensed consolidated statement of financial condition of the Company as of February 28, 2003, the related condensed consolidated statements of earnings, cash flows and comprehensive income for the three months ended February 28, 2003 and February 22, 2002, and the condensed consolidated statement of changes in shareholders' equity for the three months ended February 28, 2003 included in the Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 2003, are incorporated by reference into this Registration Statement on Form S-3 filed with the Commission on January 30, 2004. Pursuant to Rule 436(c) under the Securities Act of 1933, such reports should not be considered a part of such Registration Statement, and are not reports prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP